Exhibit 99.1

CENTRAL EUROPEAN DISTRIBUTION CORPORATION REPORTS FINANCIAL RESULTS

FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2006; OPERATING INCOME

INCREASES 161%

Bala Cynwyd, Pennsylvania, November 6, 2006: Central European Distribution Corporation (CEDC) today announced financial results for the third quarter ended September 30, 2006. Unaudited net sales for the three month period ended September 30, 2006 increased 25% to $234 million, from $188 million for the same period in 2005. Unaudited operating income for the three month period ended September 30, 2006, increased 161% to $24.0 million from $9.2 million for the same period in 2005.

CEDC’s comparable net income for the three-month period ended September 30, 2006 was $11.7 million or $0.33 per fully diluted share as compared to $6.5 million or $0.23 per fully diluted share for the three month period ended September 30, 2005. Net income on a GAAP basis for the three month period ended September 30, 2006 was $15.4 million or $0.43 per fully diluted share as compared to ($2.02) million or ($0.07) per fully diluted share for the three month period ended September 30, 2005. The major difference between the U.S. GAAP net income and comparable non GAAP net income reflects unrealized foreign exchange movements from our Senior Secured Notes. For a complete reconciliation of comparable earnings to earnings reported under United States Generally Accepted Accounting Principles (“GAAP”), please see the section “Unaudited Reconciliation of Non- GAAP Measures.”

The weighted average number of shares used for calculating diluted earnings per share for the third quarter 2006 was 36.0 million shares compared to 28.3 million shares for the third quarter of 2005.

Highlights for the third quarter compared to the same quarter last year, were as follows:

•	Net sales up 25% to $234 million

•	Gross profit margins up 49%, from 14.6% to 21.7%

•	Operating income up 161% to $24 million

•	EBITDA up 146% to $ 25.2 million with an increase in EBITDA margins from 5.5% to 10.8%

•	Cash Flow from operations of $15.1 million and $55.2, respectively for the three and nine month periods ending September 30, 2006

Mr. William Carey, CEO and President, said, “We continue to see gross margin and operating margin improvement in the overall business, led by our strategy of selling a more premium portfolio of alcoholic beverages. We have also increased direct sales of our own products from 42% in Q2 2006 to 44% in Q3 2006 as well as achieving solid quarterly growth of our imported wine business by approximately 20%. Our gross margins were also enhanced by our new trade terms from our new export contracts which took effect in the third quarter of 2006.”

Mr. Carey continued, “The integration synergies of our combined businesses have continued to contribute to our solid cash flow from operations with over $55 million of cash flow from operations for the nine months in 2006.”

CEDC has reported net income and diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income, as well as the non-GAAP measure EBITDA, adjusted for minority interest. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. EBITDA, adjusted for minority interest represents GAAP earnings excluding interest, taxes, depreciation and amortization and other financial income and expenses, and adjusted for minority interest. EBITDA, adjusted for minority interest is presented because management believes it provides additional information with respect to the performance of CEDC. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A complete reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world. CEDC also produces and distributes Royal Vodka, the number-one-selling vodka in Hungary.

CEDC also is the leading distributor and the leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC operates 16 distribution centers and 76 satellite branches and imports many of the world’s leading brands, including brands such as Remy Martin, Jagermeister, Metaxa, Jim Beam, Sauza Tequila, Grant’s, E&J Gallo, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, and Guinness Stout beers and Evian.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements, expressed or implied, by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2005, and in other periodic reports filed by CEDC with the Securities and Exchange Commission.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$83,977	$60,745
Short term financial assets	2,539	4,269
Accounts receivable, net of allowance for doubtful accounts of $22,500 and $22,851 respectively	143,785	188,029
Inventories	71,058	73,411
Prepaid expenses and other current assets	17,996	19,198
Deferred income taxes	6,794	5,847

Total Current Assets	326,149	351,499

Intangible assets, net	337,930	316,821
Goodwill, net	384,522	372,664
Property, plant and equipment, net	44,325	39,784
Deferred income taxes	4,338	2,361
Other assets	843	1,343

Total Assets	$1,098,106	$1,084,472

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$87,528	$112,838
Bank loans and overdraft facilities	25,673	26,747
Income taxes payable	3,443	672
Taxes other than income taxes	64,695	59,387
Other accrued liabilities	41,443	62,577
Current portions of obligations under capital leases	2,873	3,328

Total Current Liabilities	225,655	265,549

Long-term debt, less current maturities	8	9
Long-term obligations under capital leases	226	1,455
Long-term obligations under Senior Secured Notes	384,881	367,575
Deferred income taxes	62,066	59,805

Total Long Term Liabilities	447,181	428,844

Minority interests	21,827	15,137

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 35,938,461 and 23,885,245 shares issued at September 30, 2006 and December 31, 2005, respectively)	359	239
Additional paid-in-capital	298,377	296,574
Retained earnings	95,996	72,634
Accumulated other comprehensive income	8,861	5,645
Less Treasury Stock at cost (246,037 and 164,025 shares at September 30, 2006 and December 31, 2005 respectively)	(150)	(150)

Total Stockholders’ Equity	403,443	374,942

Total Liabilities and Stockholders’ Equity	$1,098,106	$1,084,472

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share information)

	Three months ended		Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Sales	$298,566	$197,688	$818,075	$511,939
Excise taxes	(64,664)	(10,160)	(172,027)	(10,160)
Net Sales	233,902	187,528	646,048	501,779
Cost of goods sold	183,198	160,186	512,104	433,849

Gross Profit	50,704	27,342	133,944	67,930

Operating expenses	26,662	18,126	73,299	44,493

Operating Income	24,042	9,216	60,645	23,437

Non operating income / (expense), net
Interest (expense), net	(7,931)	(6,219)	(23,846)	(7,606)
Other financial income / (expense), net	5,856	(5,331)	(1,734)	(5,395)
Other non operating income / (expense), net	(139)	(163)	1,337	(275)

Income before taxes	21,828	(2,497)	36,402	10,161

Income tax expense	3,929	(474)	6,350	1,964

Minority interests	2,461	—	6,690	—

Net income	$15,438	$(2,023)	$23,362	$8,197

Net income per share of common stock, basic	$0.43	$(0.07)	$0.66	$0.32

Net income per share of common stock, diluted	$0.43	$(0.07)	$0.65	$0.31

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CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2006	2005
Operating Activities
Net income	$23,362	$8,197
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	6,858	3,199
Deferred income taxes	(2,254)	(713)
Bad debt provision	752	668
Other non cash	2,695	—
Minority interests	6,690	—
Changes in operating assets and liabilities:
Accounts receivable	57,388	20,396
Inventories	8,924	8,046
Prepayments and other current assets	2,632	365
Trade accounts payable	(33,304)	(28,122)
Income and other taxes	3,326	(3,994)
Other accrued liabilities and other	(21,831)	15,160

Net Cash provided by Operating Activities	55,238	23,202

Investing Activities
Investment in fixed assets	(6,978)	(3,982)
Investment in trademarks	(1,210)	—
Proceeds from the disposal of equipment	909	1,960
Acquisitions, net of cash acquired	(22,403)	(178,502)
Changes in restricted cash	—	(229,639)

Net Cash used in Investing Activities	(29,682)	(410,163)

Financing Activities
Borrowings on bank loans and overdraft facility	16,647	17,697
Payment of bank loans and overdraft facility	(19,505)	—
Payment of long-term borrowings	—	(6)
Proceeds from sales of financial assets, net	1,891	—
Payment of capital leases	(1,865)	(1,705)
Borrowings on Senior Security Notes	—	378,541
Hedge payment	(4,677)	—
Options exercised	801	3,204

Net Cash provided by Financing Activities	(6,708)	397,731

Effect of exchange rate changes on cash and cash equivalents	4,384	(288)
Net Increase in Cash during the period	23,232	10,482
Cash and cash equivalents at beginning of period	60,745	10,491

Cash and cash equivalents at end of period	$83,977	$20,973

Supplemental Schedule of Non-cash Investing Activities
Common stock issued in connection with investment in subsidiaries	$161	$126,185
Capital leases	$651	$889

Supplemental disclosures of cash flow information
Interest paid / (received)	$36,807	$(336)
Income tax paid	$6,873	$1,700

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CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share information)

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2006	2005		2006	2005
GAAP net income/(loss)	$15,438	$(2,023)		$23,362	$8,197
Foreign exchange impact and hedge revaluation	(4,368)	4,926	(A)	1,780	$4,990	(A)
Pre-Acquisition Financing Costs		3,443	(B)		$3,443	(B)
Other Acquisition Costs		203	(C)		$203	(C)
Impact of Polmos Lublin Acquisition costs write-off	374		(D)	374	$—	(D)
Impact of expensing stock options	298	—	(E)	778	$—	(E)

Comparable non-GAAP net income	$11,742	$6,549		$26,294	$16,833
Comparable net income per share of common stock, basic	$0.33	$0.23		$0.74	$0.65
Comparable net income per share of common stock, diluted	$0.33	$0.23		$0.73	$0.63

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2006	2005		2006	2005
GAAP net income/(loss)	$15,438	$(2,023)		$23,362	$8,197
Income Tax	3,929	(474)		6,350	1,964
Net Interest Expense	7,931	6,219		23,846	7,606
Net Other Financial Expense/(Income)	(5,856)	5,331		1,734	5,395
Depreciation and Amortization	1,334	1,215		6,858	3,199
Minority Interest	2,461	—		6,690	—

EBITDA, adjusted for minority interest	$25,237	$10,268		$68,840	$26,361
Change in working capital and accruals	(5,463)	6,433		17,135	11,851
Financing Charges	(2,075)	(11,550)		(25,580)	(13,001)
Non cash expenses	2,906	319		3,447	668
Changes in tax accruals	(5,536)	(15)		(8,604)	(2,678)

Net cash provided by Operating Activities	$15,069	$5,455		$55,238	$23,201

(A)	Represents the net after tax impact of the foreign currency revaluation related to our Senior Secured Notes and mark to market revaluation of financing related hedges.

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(B)	CEDC closed a €325 million Senior Secured Notes offering on July 25, 2005 in order to fund the acquisitions of Polmos Bialystok and Bols. Due to various delays in receiving final approval from the Polish Anti-Monopoly office, the acquisitions were not completed until August 17, 2005, in the case of Bols, and October 12, 2005, in the case of Polmos Bialystok. These amounts represent the proportional share of interest accrued (net of interest earned in escrow) prior to completion of the acquisitions. In addition, the CEDC incurred additional debt to support the deposit payment made to the State Treasury as part of the Polmos Bialystok acquisition. The costs relating to this additional financing are also represented in this calculation.
(C)	Represents other miscellaneous costs incurred in 2005, directly related to the acquisitions of Bols and Polmos Bialystok of $203,000.
(D)	Represents cost incurred with the potential acquisition of Polmos Lublin which was not completed and has since been acquired by another company.
(E)	On January 1, 2006, the Company adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

Contact:

James Archbold

Director of Investor Relations

Central European Distribution Corporation

610-660-7817

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